SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2024

VOCODIA HOLDINGS CORP

(Exact name of the registrant as specified in its charter)

Wyoming	001-41963	86-3519415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6401 Congress Avenue, Suite #160, Boca Raton, Florida 33487

(Address of principle executive offices) (Zip code)

Registrant’s telephone number, including area code: (561) 484-5234

Not applicable

(Former name or address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14D-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol(s)	Name of Each Exchange on Which Registered:
Common Stock	VHAI	Cboe BZX Exchange
Series A Warrants	VHAI+A	Cboe BZX Exchange
Series B Warrants	VHAI+B	Cboe BZX Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported on Form 8-K filed with the SEC on June 21, 2024, on June 14, 2024, Vocodia Holdings Corp. (the “Company”) received a letter (the “Letter”) from the Listing Qualifications Department of The Cboe BZX Exchange, Inc. (“Cboe”) notifying the Company that Cboe had decided to exercise its discretionary authority pursuant to Exchange Rule 14.2 to delist the Company and suspend trading of the Company’s Common Stock (VHAI), Series A Warrants (VHAI+A) and Series B Warrants (VHAI+B) on June 24, 2024. The Letter cited that the basis for this decision is that the Company is currently not in compliance with (i) Exchange Rule 14.9(e)(1)(B) because its Common Stock did not maintain a minimum bid price of $1.00 over 30 consecutive business days and (ii) Exchange Rule 14.9(e)(2) because the Company has failed to me at least one of the following requirements: (A) stockholders’ equity of at least $2.5 million; (B) market value of listed securities of at least $35 million; or (C) net income from continuing operations of $500,000 in the most recently completed fiscal year or in two of the three most recently complete fiscal years.

Pursuant to Exchange Rule 14.12(h) the Company appealed the staff’s decision, and an appeal hearing was held on August 8, 2024 before a two-member Panel (the “Panel”). On September 6, 2024, the Company received notice that the Panel rejected the Company’s appeal and determined to delist the Company’s securities. The receipt of the Panel’s decision will result in the immediate delisting of the Company’s Common Stock and Warrants on the Cboe, under the symbols “VHAI,” “VHAI+A,” and “VHAI+B”, and a Form 25-NSE will be filed with the Commission, which will remove the Company’s securities from listing and registration on Cboe. The Company does not intend to appeal the Panel’s decision. Therefore, the trading of the Company’s Common Stock and Warrants will be suspended at the close of business on September 10, 2024, and delisted from Cboe, as indicated in the Panel’s letter.

The Company’s common stock will begin trading under the trading symbols “VHAI,” “VHAI+A,” and VHAI+B” on the OTC Pink Market operated on the OTC Markets system effective with the open of the markets on September 11, 2024. The Company intends to apply to have its common stock quoted on the OTCQB Venture Market on the OTC Markets; however, there can be no assurances that its common stock and warrants will be approved, or will continue, to be traded on such market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

VOCODIA HOLDINGS CORP.

Date: September 10, 2024	By:	/s/ Brian Podolak
Brian Podolak
Chief Executive Officer

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